SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  NANNACO, INC.
        (Exact name of small business issuer as specified in its charter)

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

                                   74-2891747
                      (IRS Employer Identification Number)

                  9739 Cobb Street, #1 San Antonio, Texas 78217
               (Address of principal executive offices)(Zip Code)

                                 (210) 545-3570
                (Registrant's telephone no., including area code)

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
                        CALCULATION OF REGISTRATION FEE

                                   Proposed    Proposed
Title of                           Maximum      Maximum
Securities              Amount     Offering    Aggregate     Amount of
to be                   to be      Price Per    Offering   Registration
Registered(2)         Registered     Share       Price          Fee

Common Stock           5,000,000  $   0.03(1)  $  180,000  $         250
$.001 par value


(1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of September 29, 2003.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

1. The Company's Annual Report on Form 10-KSB for the quarter ended September 30, 2002, as amended.

2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year ended September 30, 2002.

3. The description of the Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 35-1-451 through 35-1-459 of the Texas Business Corporation Act expressly authorizes a Texas corporation to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

Additionally, the Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Texas law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best


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interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Texas law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.


Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS. THE FOLLOWING EXHIBITS ARE ATTACHED TO THIS REGISTRATION
STATEMENT:

                                           SEC
        Reference
        Exhibit No.    No.        Description of Exhibit

         4.01           4      2003 Non-Qualified Stock Option Plan

         5.01         5 & 3    Opinion of Mark Triesch, Esq. including
                               consent of Mark Triesch, Esq. with
                               respect to the legality of the issuance of securities being issued

        23.01          23      Consent of Independent Certified Public
                               Accountants


ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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     (a)  To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner


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     such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on the 29th day of September, 2003.

NANNACO, INC.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated


By:  /s/  Andrew DeVries, III                       Date: September 29, 2003
     -------------------------------
     Andrew DeVries, III,
     President, Chief Executive Officer and Chief Financial Officer


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